UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 18, 2010

CHINA SKY ONE MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34080	87-0430322
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

No. 2158, North Xiang An Road, Song Bei District, Harbin, People’s Republic of China 150028
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:        86-451-87032617 (China)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 18, 2010, management of China Sky One Medical, Inc., a Nevada corporation (the “Company”), determined that the Company’s financial statements:

•
for the fiscal quarter ended March 31, 2009, included in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 17, 2010, for the fiscal quarter ended March 31, 2010 (the “March 2010 10-Q”);

•	for the fiscal quarter ended June 30, 2009, included in its Quarterly Report on Form 10-Q filed with the SEC on August 14, 2009 (the “June 2009 10-Q”); and

•
for the fiscal quarter ended September 30, 2009, included in its Quarterly Report on Form 10-Q filed with the SEC on November 16, 2009 (the “September 2009 10-Q” and, collectively with the March 2010 10-Q and June 2009 10-Q, the “Form 10-Qs”),

should no longer be relied upon due to errors in such financial statements with respect to the accounting for certain derivative instruments (warrants the Company issued in 2008 discussed below), which were previously recorded as equity instruments in accordance with generally accepted accounting principles in effect through December 31, 2008.

On May 11, 2010, the Company filed with the SEC a Current Report on Form 8-K, as amended on May 24, 2010, to report management’s determination that the Company’s financial statements for the year ended December 31, 2009, included in its Annual Report on Form 10-K filed with the SEC on March 16, 2010, as amended on March 17, 2010 (the “2009 10-K”), should no longer be relied upon due to an error in such financial statements with respect to the accounting for the 750,000 common stock purchase warrants the Company issued in connection with its January 31, 2008 private placement (the “Warrants”).  The Company received comments from the staff of the SEC, which led to the Company’s conclusion that the historical financial statements in the 2009 10-K require restatement to properly record the Warrants as a derivative liability.  The Company intends to file an amendment to the 2009 10-K with the SEC, reflecting the proposed restatement, as soon as practicable.

The Company received additional comments from the staff of the SEC, which led to the Company’s conclusion that the historical financial statements in the Form 10-Qs require restatement to properly record the Warrants as a derivative liability.

The Company has performed a complete assessment of the Warrants and has concluded that the Warrants are within the scope of Accounting Standards Codification 815-40, “Derivatives and Hedging – Contracts in Entity’s Own Equity” (“ASC 815-40”), formerly Emerging Issues Task Force Issue No. 07-05, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-05”), due to the inclusion in the Warrants of a provision requiring a weighted average adjustment to the exercise price of the Warrants in the event the Company issues common stock, or securities convertible into or exercisable for common stock, at a price per share lower than such exercise price.  Accordingly, ASC 815-40, formerly EITF 07-05, which was effective as of January 1, 2009, should have been applied resulting in a reclassification of the warrants as a liability, measured at fair value, with changes in fair value recognized as part of other income or expense for each reporting period thereafter.

After discussions with the Audit Committee of its Board of Directors and the Company’s independent registered public accounting firm, management has determined to:

•
file an amended Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 as soon as practicable, which will contain restated financial information for the fiscal quarter ended March 31, 2009 reflecting the corrections made in response to these accounting errors; and

•
include restated financial information in the Company’s upcoming June 30, 2010 and September 30, 2010 Form 10-Qs, which will incorporate corrections made in response to these accounting errors, and restate the Company’s financial statements for the three and six months ended June 30, 2009 and three and nine months ended September 30, 2009, marking each 2009 period as restated.

The corrections to the quarterly information in the amended Form 10-Q for the fiscal quarter ended March 31, 2010, and upcoming June 30, 2010 and September 30, 2010 Form 10-Qs, will have no impact on the Company’s previously reported income from operations or cash flows.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKY ONE MEDICAL, INC.
(Registrant)

Date: June 24, 2010	By:	/s/ Liu Yan-qing
Liu Yan-qing
Chairman, Chief Executive Officer and President